Rent-A- Center: Second Quarter 2022 Earnings Review

Disclosures 2 Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the impact on our business of the COVID-19 pandemic and related federal, state, and local government restrictions, including adverse changes in such restrictions or the potential re-imposition of such restrictions limiting our ability to operate or that of our retail partners or franchisees, and the continuing economic uncertainty and volatility that has resulted from such matters, and (2) the other risks detailed from time to time in the reports filed by us with the SEC, including our most recently filed Annual Report on Form 10-K, as may be updated by reports on Form 10-Q or Form 8-K filed thereafter. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Use of Non-GAAP Financial Measures This communication contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis and (3) Free Cash Flow (net cash provided by operating activities less capital expenditures). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature and which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included in the appendix of this communication. Because of the inherent uncertainty related to the special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision- making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for or superior to, and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. Note that all sources in this presentation are from Company reports and Company estimates unless otherwise noted.

Q2 2022 Key Themes 3 ➢ Solid second quarter performance: Financial results at the high end or above quarterly guidance ranges, and achieved high priority objectives for the first half of the year for Acima underwriting and Rent-A- Center Business Segment portfolio value ➢ Acima risk mitigation initiative has been effective & positions us well for 2H 2022: Macro risks began to negatively impact Acima during Q3 2021, before such risks affected the broader economy. Our underwriting adjustments in early 2022 improved risk performance and positioned Acima to profitably underwrite GMV in a challenging macro environment ➢ Well positioned for potential outperformance in a downturn: Our topline trends and loss rates have historically outperformed broader sector trends, and we believe we should start to see some of the countercyclical benefits, such as consumer trade down, in the next few quarters ➢ Compelling long-term fundamentals: Continued resiliency of the Rent-A-Center Business Segment and improving Acima trends give us confidence that the long-term fundamentals of our Company are intact

Financial Highlights 4 Q2’22 Results ◼ Q2 consolidated revenues of $1.1 billion, -10.3% y/y (2-yr stacked growth +11.3%) ◼ Q2 Adjusted EBITDA1 of $128.9 million, -31.1% y/y but above the high end of the quarterly guidance range ◼ Non-GAAP Diluted EPS1 of $1.15 was above the high end of the quarterly guidance range ◼ Year-to-Date cash flow from operations of $287.1 million and free cash flow1 of $256.2 million ◼ Returned $18.4 million to shareholders through a $0.34 per share quarterly dividend $1,194 $1,071 $0 $300 $600 $900 $1,200 $1,500 Q2'21 Q2'22 Revenue ($M) $187 $129 $0 $40 $80 $120 $160 $200 Q2'21 Q2'22 Adj. EBITDA1 ($M) $1.63 $1.15 $0.00 $0.50 $1.00 $1.50 $2.00 Q2'21 Q2'22 Non-GAAP Diluted EPS1 $225 $256 $0 $50 $100 $150 $200 $250 $300 Q2'21 Q2'22 Year-to-Date Free Cash Flow1 ($M) Note: Adj. EBITDA now excludes stock-based compensation 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation.

Q2 2022 Acima Highlights 5 Business Highlights ◼ GMV -24.2% y/y (2-yr stacked growth +19.1%) due to cycling over stimulus driven growth of 43% in the prior year, the effects of tighter underwriting, and a macro-driven decline in merchant partner sales volumes ◼ Q2 revenues of $530.2 million, -16.5% vs. last year (2-yr stacked growth +13.2%) primarily due to the effect of lower GMV in recent quarters and higher delinquency rates in the current year ◼ Underwriting changes have improved risk metrics, with the Q2 First Payment Missed rate down sequentially from Q1 and well below the highs of late 2021 ◼ Adjusted EBITDA1 margin of 10.0% increased 520 bps sequentially from Q1 with improving trends for delinquencies and loss rates; on a y/y basis margins were down 370 bps due to higher delinquencies and loss rates in the current year Acima First Payment Missed Trend 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Does not include Preferred Lease Locations Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22

Q2 2022 Rent-A-Center Highlights 6 Rent-A-Center Business 2-Year Stack Same Store SalesBusiness Highlights 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 13.3% 0% 5% 10% 15% 20% 25% 30% Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 ◼ Q2 Ending Lease Portfolio: +2.0% y/y, +0.9% sequentially from Q1, and +10.9% vs. Q2 2019 ◼ Same Store Sales: -3.3% y/y (2-year stacked growth +13.3%), primarily due to cycling over government stimulus benefits in the prior year that drove elevated consumer demand in the channel; Web orders +38% y/y ◼ Skip / Stolen Losses: 4.2% of revenue, 190 bps higher y/y; slightly above our long-term target range of 3.5% - 4% ◼ Adjusted EBITDA1 margin 21.2%, down 470 bps from an all time high in Q2 2021, due to increased loss rates, and an uptick in both labor and delivery expenses ◼ During the quarter, opened six new stores including some new concept stores intended to enhance the customer experience, and added additional retailers to advance our extended aisle service Note: Same store sale methodology - Same store sales generally represents revenue earned in stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. Due to the COVID-19 pandemic and related temporary store closures, all 32 stores in Puerto Rico were excluded starting in March 2020 and will remain excluded for 18 months.

2H 2022 Segment Objectives 7 Acima Objectives ◼Additional enhancements to underwriting that improve our ability to generate risk-adjusted GMV and revenues that maximize dollar profits and provide a competitive advantage ◼Develop and refine existing products & solutions that can expand our near-term addressable market to accelerate topline growth ◼Accelerate the commercial initiatives of our new sales organization and strategy Rent-A-Center Objectives ◼Execute on the commercial plan to grow the portfolio beyond 2021 levels ◼Enhance our retention engine, which will reduce returns and strengthen our ability to effectively manage accounts in an increasingly challenging environment ◼ Improve the customer experience through enhancements to our digital platform and expanding extended aisle services

Performance In Downturns 8 Outperformance in Economic Downturns ◼ During the recession from approximately Q1 2008 to Q2 2009, topline trends (SSS) for the Rent-A-Center Business segment outperformed consumer durable expenditures y/y growth by an average of ~900 bps per quarter ◼ The inflection point for the outperformance of the Rent-A-Center Business coincided with the tightening of credit conditions (i.e. consumer delinquency data, high yield credit spreads), which we think is consistent with the effect of non-traditional LTO consumers trading down to LTO solutions Note: Adj. EBITDA now excludes stock-based compensation 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Recession related to the Global Financial Crisis 0% 2% 4% 6% 8% RAC Skip Stolen Loss Rate Credit Card Delinquency Rate -20% -10% 0% 10% RAC Same Store Sales Growth Durable Goods Expenditure Y/Y Change

Q2 2022 Financial Highlights 9 Consolidated ▪ Revenue growth -10.3% vs. last year ▪ Adjusted EBITDA1: $128.9M, -31.1% year-over-year; due to increased delinquencies and loss rates caused by pressure on customer discretionary income and higher operating expenses ▪ Adjusted EBITDA1 margin: 12.0% vs. 15.7% in the prior year period ▪ Non-GAAP Diluted EPS1: $1.15 vs. $1.63 in the prior year period ▪ Free cash flow1: $256.2M year-to-date ▪ Cash dividend of $0.34 per share for Q2 of 2022 Balance Sheet2 ▪ Cash: Ended Q2 2022 with $112.2M cash balance ▪ Debt: Ended Q2 2022 with $1.4B ▪ Credit Facility: Repaid $30M on the revolver ▪ Liquidity: Ended Q2 2022 with $500M in available liquidity ▪ Leverage Ratio: Ended Q2 2022 at 2.4x 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. 2 In connection with the acquisition of Acima in February 2021, the Company refinanced its prior indebtedness and incurred substantial new indebtedness, as discussed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2021.

2022 Guidance 10 1 Includes Rent-A-Center Business, Acima, Mexico, Franchise and Corporate segments. 2 Free Cash Flow defined as net cash provided by operating activities less capital expenditures. 3 Adjusted EBITDA, non-GAAP diluted earnings per share and free cash flow are non-GAAP measures. Because of the inherent uncertainty related to items excluded from these non-GAAP financial measures, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measure or reconciliation to any forecasted GAAP measure without unreasonable effort. Annual Guidance Q3 2022 Guidance Consolidated 1 Low High Low High Revenues ($bn) $4.265 $4.385 $1.000 $1.055 Adjusted EBITDA Excluding Stock Based Compensation ($mm) 3 $480 $525 $125 $142 Diluted Non-GAAP EPS 3 $4.00 $4.50 $1.05 $1.25 Free Cash Flow ($mm) 2,3 $390 $440 N/A N/A Note: Adjusted EBITDA guidance excludes stock-based compensation of approximately $21M for full year 2022, and approximately $5M for Q3 2022

Capital Allocation Priorities 11 2022 Capital Allocation ConsiderationsLong-Term Capital Allocation Priorities ◼Quarterly dividend of $0.34 per share per quarter or $1.36 per year ◼Reduce debt towards target leverage ratio of 1.5x vs. current level of 2.4x ◼Evaluate share repurchases on an opportunistic basis with guidance from the board of directorsReturn capital to shareholders through a combination of dividends and share repurchases Funding current business and investing in organic growth opportunities I Opportunistic value enhancing M&AII III

Question and Answer

Appendix

Q2 2022 Financial Highlights 14 1 Non-GAAP financial measure. Refer to explanations and reconciliations elsewhere in this presentation. Q2 2022 In millions, except percentages and EPS Actual % of Total Revenue Rent-A-Center Business $490 45.8% Acima $530 49.5% Franchising $34 3.2% Mexico $17 1.6% Total Revenue $1,071 100.0% % of Segment Revenue Rent-A-Center Business $104 21.2% Acima $53 10.0% Franchising $5 15.6% Mexico $2 12.6% Corporate ($40) 3.7% Addback: Stock Based Compensation $5 Adjusted EBITDA1 $129 12.0% Non-GAAP Diluted EPS1 $1.15 Selected Metrics Q2 2022 Cash $112.2 Debt (excluding financing fees) $1.4B Net Debt to Adjusted EBITDA 2.4x

Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

(in thousands)	Three Months Ended June 30, 2022					
	Gross Profit	**Operating Profit**	**Earnings Before Income Taxes**	**Tax (Benefit) Expense**	**Net (Loss) Earnings**	**Diluted (Loss) Earnings per Share**
GAAP Results	**$532,544**	**$58,081**	**$39,084**	**$19,359**	**$19,725**	**$0.33**
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	32,872	32,872	2,844	30,028	0.51
Acima acquired assets depreciation and amortization[1]	-	18,234	18,234	1,578	16,656	0.28
Retail partner conversion losses	-	1,169	1,169	101	1,068	0.02
State tax audit assessment reserves	-	1,165	1,165	101	1,064	0.02
Cost savings initiatives	-	(466)	(466)	(40)	(426)	(0.01)
Store closure costs	-	326	326	28	298	-
IT asset disposals	-	292	292	25	267	-
Other	-	78	78	7	71	-
Discrete Income Tax Items	-	-	-	69	(69)	-
Non-GAAP Adjusted Results	**$532,544**	**$111,751**	**$92,754**	**$24,072**	**$68,682**	**$1.15**

[1] Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $4.0 million.

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Reconciliation of Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

(in thousands)	Three Months Ended June 30, 2021					
	Gross Profit	**Operating Profit**	**Earnings Before Income Taxes**	**Tax Expense**	**Net (Loss) Earnings**	**Diluted (Loss) Earnings per Share**
GAAP Results	**$587,472**	**$106,519**	**$86,128**	**$24,819**	**$61,309**	**$0.90**
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	34,410	34,410	1,893	32,517	0.49
Acima acquired assets depreciation and amortization[1]	(10,874)	22,360	22,360	1,229	21,131	0.31
Legal settlement reserves	-	3,500	3,500	192	3,308	0.05
Acima transaction costs	-	705	705	39	666	0.01
Acima integration costs	-	688	688	38	650	0.01
Store closure costs	-	116	116	6	110	-
Discrete income tax items	-	-	-	9,119	(9,119)	(0.14)
Non-GAAP Adjusted Results	**$576,598**	**$168,298**	**$147,907**	**$37,335**	**$110,572**	**$1.63**

[1] Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, offset by a depreciation adjustment of approximately ($10.9) million related to a step-down of estimated fair value under net book value for acquired lease merchandise.

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Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment)

(in thousands)	Three Months Ended June 30, 2022					
	Rent-A-Center Business	**Acima**	**Mexico**	**Franchising**	**Corporate**	**Consolidated**
GAAP Operating Profit (Loss)	**$99,108**	**$35,835**	**$1,949**	**$5,303**	**$(84,114)**	**$58,081**
Plus: Amortization, Depreciation	4,622	475	163	38	7,582	12,880
Plus: Stock-based compensation	-	-	-	-	4,265	4,265
Plus: Special Items (Extraordinary, Unusual or Non-Recurring Gains or Charges)						
Acima equity consideration vesting	-	-	-	-	32,872	32,872
Acima acquired assets depreciation and amortization[1]	-	14,262	-	-	3,972	18,234
Retail partner conversion losses	-	1,169	-	-	-	1,169
State tax audit assessment reserves	-	1,165	-	-	-	1,165
Cost savings initiatives	-	-	-	-	(466)	(466)
Store closure costs	326	-	-	-	-	326
IT asset disposals	-	-	-	-	292	292
Other	-	78	-	-	-	78
Adjusted EBITDA	**$104,056**	**$52,984**	**$2,112**	**$5,341**	**$(35,597)**	**$128,896**

[1] Includes amortization of approximately $14.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million.

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Reconciliation of Operating Profit to Adjusted EBITDA (Consolidated and by Segment) 18 Three Months Ended June 30, 2021 (in thousands) Rent-A-Center Business Acima Mexico Franchising Corporate Consolidated GAAP Operating Profit (Loss) $126,487 $68,099 $2,420 $5,694 $(96,181) $106,519 Plus: Amortization, Depreciation 4,452 524 119 18 8,453 13,566 Plus: Stock-based compensation 5,156 5,156 Plus: Special Items (Extraordinary, Unusual or Non- Recurring Gains or Charges) Acima equity consideration vesting - - - - 34,410 34,410 Acima acquired assets depreciation and amortization(1) - 18,388 - - 3,972 22,360 Legal settlement reserves - - - - 3,500 3,500 Acima transaction costs - - - - 705 705 Acima integration costs (4) 313 - - 379 688 Store closure costs 115 - 1 - - 116 Adjusted EBITDA $131,050 $87,324 $2,540 $5,712 $(39,606) $187,020 1 Includes amortization of approximately $29.3 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $4.0 million related to the fair value increase over net book value for acquired software assets, offset by a depreciation adjustment of approximately ($10.9) million related to a step-down of estimated fair value under net book value for acquired lease merchandise.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow 19 Three Months Ended June 30, Six Months Ended June 30, 2022 2021 2022 2021 (in thousands) Amount Amount Amount Amount Net cash provided by operating activities $81,830 $114,725 $287,121 $250,518 Purchase of property assets (14,492) (14,013) (30,895) (25,401) Free cash flow $67,338 $100,712 $256,226 $225,117 Proceeds from sale of stores $2 $ - $8 $- Acquisitions of businesses (93) (5,639) (417) (1,273,542) Free cash flow including acquisitions and divestitures $67,247 $95,073 $255,817 $(1,048,425)